SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-12

                    Franchise Finance Corporation of America
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
5)   Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

                    FRANCHISE FINANCE CORPORATION OF AMERICA

                            2000 PROXY STATEMENT Q&A
            For internal use by FFCA, Kutak Rock and D.F. King & Co.


1.   WHY RE-INCORPORATE AFTER ALL OF THESE YEARS?

     The re-incorporation is being proposed in order the save the company approximately $150,000 annually. This is the amount that the company currently pays each year in Delaware franchise taxes.

2.   IF THE VOTE IS APPROVED, WHAT WILL BE DONE WITH THE COMPANY?

     If the re-incorporation is approved:

      *  the Company will be merged with a newly organized Maryland corporation;
      * there will be no change in the Company's name, business, directors, management, fiscal year, assets or liabilities or the location of its principal executive offices; and
      * the Company will then be governed by Maryland law and the charter and bylaws attached to this proxy statement as appendices A and B, respectively.

3.   WHAT ARE THE BENEFITS OF RE-INCORPORATION?

     The Company's state of incorporation is being changed to Maryland because Maryland corporations are not subject to annual franchise or similar taxes imposed by the state of Delaware on corporations. As a result of the Re-Incorporation, the New Company will save approximately $150,000 annually, which is the current amount of the annual Delaware franchise tax that the Company pays.

     Some additional benefits of the Re-Incorporation are:

     *    the New Company will be governed by the Maryland  General  Corporation
          Law  (the  "MGCL"),   which  contains  provisions   conducive  to  the
          operations of a REIT;

     * currently, over 100 publicly owned REITs are believed to be organized under the laws of the state of Maryland and the Board of Directors believes that this fact has resulted in the development of a more comprehensive and clearer body of law and practice relating to Maryland REITs than is available to a REIT that is organized as a Delaware corporation; and

     * Maryland law provides greater protection from liability for directors and officers of REITs.

4.   WHAT ARE THE DISADVANTAGES OF RE-INCORPORATION?

     Despite the belief of the Board of Directors that the Re-Incorporation is in the best interests of the Company and its shareholders, Delaware and Maryland law differ in some respects. Maryland law may not afford shareholders the same rights as Delaware law. For a comparison of shareholders' rights and the powers of management under Maryland and Delaware law, see "--How do the Rights of Shareholders Compare Before and After the Re-Incorporation?"

5.   WILL THE COMPANY'S BUSINESS CHANGE AFTER RE-INCORPORATION?

     No, the Re-Incorporation will not result in any change in the Company's name, business, directors, management, fiscal year, assets or liabilities or the location of its principal executive offices.

     Each share of the New Company's Common Stock outstanding after the Re-Incorporation will entitle the holder thereof to voting rights (except as provided below), dividend rights and liquidation rights equivalent to the rights of holders of the Company's Common Stock prior to the Re-Incorporation.

6.   HAS THE BOARD OF DIRECTORS APPROVED THE RE-INCORPORATION?

     The Re-Incorporation has been unanimously approved by the Board of Directors. Following approval by the shareholders, the Re-Incorporation will become effective (the "Effective Time") when the Articles of Merger are filed with and accepted for record by the State Department of
     Assessments and Taxation (the "SDAT") of Maryland. This filing is anticipated to be made as soon as possible after the Annual Meeting.

7.   HOW  DO   RIGHTS   OF   SHAREHOLDERS   COMPARE   BEFORE   AND   AFTER   THE
     RE-INCORPORATION?

     The Company is organized as a corporation under the laws of the state of Delaware. If the Re-Incorporation is approved, the Company will be merged with the New Company, which is a corporation organized under the laws of the state of Maryland. As a Delaware corporation, the Company is governed by:

     *    the General Corporation Law of the State of Delaware (the "DGCL");

     * the Company's Second Amended and Restated Certificate of Incorporation (the "Old Certificate"); and

     *    the Company's Third Amended and Restated Bylaws (the "Old Bylaws").

     As a Maryland corporation, following the Re-Incorporation, the New Company will be governed by:

     *    the MGCL;

     * the New Charter attached hereto as Appendix A, as further amended from time to time; and

     * the New Bylaws attached hereto as Appendix B, as further amended from time to time.

     The material differences between the applicable Delaware and Maryland law and among these various documents are summarized on pgs. 26-35 of the proxy statement.

8.   WHAT VOTE IS REQUIRED FOR APPROVAL?

     The approval of the Re-Incorporation requires the affirmative vote of a majority of the Company's outstanding Shares.